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                                                                     EXHIBIT 4.1

                                  CAMBIO, INC.
                                 2000 STOCK PLAN


     1. Purpose. The purpose of the Cambio 2000 Stock Plan (the "Plan") is to establish a flexible vehicle through which Cambio Inc., a Delaware corporation (the "Company"), can award stock or stock options to eligible personnel of the Company in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of the stockholders of the Company.


     2. Types of Awards. Awards under the Plan may be in the form of shares of the Company's common stock, par value $0.01 per share ("Common Stock") or options to purchase shares of Common Stock, including options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not qualify as ISOs ("NQSOs").

     3. Administration.

        (a) Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee or subcommittee thereof (the "Committee") appointed by the Board. To the extent that the Plan is administered by the Board, the Board shall have all of the authority and responsibility granted to the Committee herein. If a committee is appointed hereunder, then, unless the Board determines otherwise, its members shall consist solely of individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). If for any reason the Committee does not satisfy the "non-employee director" requirements of Rule 16b-3 or the "outside director" requirements of
Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. Notwithstanding anything herein to the contrary, the Plan shall be administered by the Board with respect to grants of awards to non-employee directors of the Company.

        (b) Authority of Committee. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan,
(ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out



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the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent.

        (c) Indemnification. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's, fraud or wilful misconduct.

     4. Share Limitations. Subject to adjustment pursuant to Section 13 below, the maximum number of shares of Common Stock that may be issued under the Plan is 5,000,000. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (i) shares covered by the unexercised portion of an option that terminates, expires or is canceled and (ii) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock shall be issued under the Plan. The maximum number of shares of Common Stock with respect to which awards may be granted under the Plan to any employee in any calendar year shall be 1,000,000 shares.

     5. Eligibility. Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company, as the Committee may select. In making awards under the Plan, the Committee shall give consideration to the functions and responsibilities of a potential recipient, the potential recipient's previous and/or expected future contributions to the business of the Company and such other factors as the Committee deems relevant under the circumstances.

     6. Stock Options. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

        (a) Exercise Price. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the fair market value per share on the date of grant, unless otherwise determined by the Committee (or, in the case of an ISO granted to an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "subsidiary" of the Company within the meaning of Section 424 of the Code, 110% of fair market value).



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        (b) Option Term. No option granted under the Plan may be exercisable (if at all) more than ten years after the date the option is granted (or, in the case of an ISO granted to a ten percent stockholder described in Section 422 of the Code, five years).

        (c) Vesting and Exercise of Options. The Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company (i) a notice specifying the number of shares to be purchased and (ii) payment of the exercise price. The exercise price of an option may be paid in cash and/or such other form of payment as the Company may permit.

        (d) Rights as a Stockholder. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

        (e) Buy Out and Settlement. The Committee, on behalf of the Company, may at any time offer to buy out any outstanding option on such terms and conditions as the Committee shall establish.

     7. Termination of Employment or Service. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to awards held by a recipient at the time of his or her termination of employment or other service with the Company.

        (1) Termination by Reason of Death. If a participant's employment or service terminates by reason of his or her death, then any option held by the deceased participant shall thereupon become fully vested and may be exercised by the deceased participant's beneficiary at any time within one year from the date of death but in no event after expiration of the stated term and, to the extent not so exercised, will be canceled.

        (2) Termination by Reason of Disability. If a participant's employment or service is terminated by the Company due to his or her Disability (as hereinafter defined), then any option held by the participant, to the extent exercisable on the date his or her employment or service terminates, may be exercised by the participant at any time within one year from the date his or her employment or service terminates but in no event after expiration of the stated term, and, to the extent not so exercised, will be canceled. If the participant dies during such one-year period, then the deceased participant's beneficiary may exercise the option, to the extent exercisable by the



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deceased participant immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term. "Disability" means a participant's absence from employment for at least 180 days in any twelve month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

        (3) Termination for Cause. If a participant's employment or service is terminated by the Company for Cause (as hereinafter defined) or if, at the time of a participant's termination, a ground for termination for Cause exists, then, notwithstanding anything to the contrary contained herein, any option held by the participant (whether or not otherwise vested) shall immediately terminate and cease to be exercisable. "Cause" means (A) in the case where there is no employment or consulting agreement between the participant and the Company or where such an agreement exists but does not define "Cause" (or words of like import), a termination classified by the Company as a termination due to the participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (B) in the case where there is an employment or consulting agreement between the participant and the Company, a termination that is or would be deemed for "cause" (or words of like import) under such agreement.

        (4) Other Termination. If a participant's employment or service terminates for any reason (other than death, Disability or Cause or at a time when Cause exists) or no reason, then any option held by the participant, to the extent not then exercisable, shall thereupon terminate. Any option held by the participant which is exercisable at the time of such termination of employment or service shall remain exercisable during the thirty-day period following such termination of employment or service or, if sooner, until the expiration of the stated term of the option and, to the extent not exercised within such period, shall thereupon terminate.

     8. Fair Market Value. For purposes of the Plan, the fair market value of a share of Common Stock, as of any date, shall be determined in good faith by the Board in a uniform and consistent manner.

     9. Non-Transferability. No stock option granted under the Plan shall be transferable by the recipient other than upon the recipient's death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient's will or by the laws of descent and distribution. All stock options shall be exercisable during the recipient's lifetime only by the recipient. Except as otherwise specifically provided by law, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an NQSO is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.



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     10. Other Conditions. The Committee may impose such other conditions with respect to the grant of awards or the issuance of shares of Common Stock pursuant to the Plan, including, without limitation, conditions relating to the application of federal or state securities laws or exchange requirements as it deems necessary or advisable.

     11. Capital Changes; Change in Control; Merger.

        (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which awards may be granted under the Plan, the maximum number of shares that may be covered by individual awards in any year, the number and class of shares covered by each outstanding award and, if applicable, the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

        (b) Change in Control. The Committee may provide in any award agreement for the effect on the award of a "change in control" of the Company or any of its subsidiaries or affiliates (as such term is defined by the Committee in any such award agreement), including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards.

        (c) Merger; Consolidation. Unless otherwise provided in the applicable award agreement, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of the Company with or into any other entity ("Successor Entity") or any transaction in which another person or entity acquires all the issued and outstanding Common Stock, or all or substantially all the assets of the Company, outstanding awards may be assumed or an equivalent award may be substituted by the Successor Entity or a parent or subsidiary of the Successor Entity.

        (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such option shall cover only the number of full shares resulting from the adjustment.

        (e) Determinations Final. All adjustments under this Section 13 shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     12. Tax Withholding. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award, (a) the Company may deduct or withhold



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(or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Company shall be entitled to require that the grantee remit cash to the Company (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, unless the applicable award agreement provides otherwise, at the discretion of the Committee, the grantee may satisfy the withholding obligation described under this Section 14 by electing to have the Company withhold shares of Common Stock (which withholding will be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

     13. Amendment and Termination. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the accrued rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 13, any amendment which would increase the number of shares of Common Stock for which awards may be granted under the Plan (in the aggregate or on an individual basis) or modify the class of individuals eligible to receive awards under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that any amendment which would adversely affect the accrued rights of the holder may not be made without his or her consent.

     14. No Rights Conferred. Nothing contained herein shall be deemed to give any individual any right to receive an award under the Plan or to be retained in the employ or service of the Company.

     15. Decisions and Determinations to be Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee shall be final, binding and conclusive.

     16. Governing Law. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

     17. Term of the Plan. The Plan shall become effective on the date of its adoption by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan.